Press Release                                                       Exhibit 99.1

For further information, please contact:
Melissa Matson                                   Amy Garay
Manager, Corporate Communications                Noonan Russo Presence Euro RSCG
Paradigm Genetics, Inc.                          212-845-4200
919-425-3000

                           PARADIGM GENETICS ANNOUNCES
                      SECOND QUARTER 2002 FINANCIAL RESULTS

RESEARCH TRIANGLE PARK, NC, August 12, 2002 -- Paradigm Genetics, Inc. (Nasdaq:
PDGM), a life sciences company, today reported financial results for the second quarter ended June 30, 2002.

For the three months ended June 30, 2002, total revenue decreased 13% to $5.3 million, compared to $6.1 million for the same period in 2001. For the six months ended June 30, 2002, total revenue decreased 3% to $11.1 million compared to $11.5 million for the same period in 2001. The decrease in revenue resulted primarily from lower throughput in the GeneFunction Factory(TM) under Paradigm's commercial partnership with Bayer AG. However, this decrease was partially offset by higher throughput in the GeneFunction Factory(TM) under the commercial partnership with The Monsanto Company and revenue derived from the ParaGen plant genotyping business, which the company acquired in December 2001.

Total operating expenses for the three months ended June 30, 2002 were $10.2 million compared to $10.5 million for the same period in 2001. Total operating expenses for the six months ended June 30, 2002 were $21.2 million compared to $20.1 million for the same period in 2001. Second quarter 2001 operating expenses included a one-time charge of $0.9 million relating to an acquisition that the company subsequently ceased pursuing. Excluding the one-time charge, operating expenses increased by 6% for the three months ended June 30, 2002 compared to the same period in 2001 and by 10% for the six months ended June 30, 2002 compared to the same period in 2001. The increase in operating expenses resulted primarily from the company's investment in its MetaVantageTM human metabolomics platform, investments in informatics-based technologies and expenses associated with operating ParaGen.

Including non-cash compensation charges, the company reported a second quarter 2002 net loss of $5.0 million, or $0.16 per common share. This compares to a net loss of $4.3 million, or $0.16 per common share, for the same period in 2001. Excluding the non-cash compensation charges, the net loss for the three months ended June 30, 2002 would have been $4.9 million, or $0.15 per common share. For the six months ended June 30, 2002, the company reported a net loss of $10.2 million, or $0.32 per common share, which includes non-cash compensation charges of $416,000. This compares to a net loss of $8.3 million, or $0.32 per common share, for the same period in 2001.

"Paradigm is going through a transition period, but we're on track towards our goal of profitability and sustainability," said Heiri Gugger, Ph.D., President and Chief Executive Officer. "Together with the Board, we are crystallizing our strategy and business model. We are controlling operations and we're building the expertise of our executive team. By leveraging Paradigm's core competencies, I believe we can capitalize on untapped opportunities in agriculture and clearly define our business opportunity in human health."

Highlights
During the second quarter 2002, Paradigm:
o    Received, a joint, five-year, $11.7 million Advanced Technology Program
     (ATP) grant from the National Institute of Standards and Technology. The grant will be shared in equal amounts


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     between Paradigm and LION bioscience AG. It is the largest grant the ATP has ever made in the area of bioinformatics. The federal funding will support the development of a Target Assessment Technologies Suite (TATS). This suite of technologies is intended to increase the number and success rate of validated targets for product development by the pharmaceutical and other life sciences industries.
o Signed an agreement with Bio-Technical Resources (BTR), a division of Arkion Life Sciences LLC, co-market technologies to the enzyme and microbial-based bio-processing industry. Under the terms of the agreement, Paradigm and BTR will jointly market services, such as biochemical profiling, metabolic engineering, strain improvement and process development, to improve the production of industrial enzymes and metabolites, such as vitamins, amino acids and pharmaceuticals.
o Successfully resolved outstanding issues with John A. Ryals, Ph.D., Paradigm's former president and CEO, relating to the cessation of his employment, and subsequent to the end of the quarter, recruited and hired Heiri Gugger, Ph.D., as president and CEO.

About Paradigm Genetics
Paradigm Genetics, Inc., headquartered in Research Triangle Park, NC, is a life sciences company using genomics and metabolomics-based technologies to speed the discovery of products for agriculture and human health. In agriculture, Paradigm has unlocked the potential of functional genomics through its GeneFunction Factory(TM) industrialized technology platform, which links gene expression profiling, biochemical profiling, and phenotypic profiling to create industry-leading genomic knowledge and intellectual property advantages. Also, Paradigm offers plant breeders genotyping, molecular breeding and genomic services to accelerate product development through its business unit ParaGen. In human health, Paradigm partners with pharmaceutical and other biotechnology companies to transform drug discovery and development by significantly enhancing the study of drug targets, lead compounds, and predictive medicine. The company's proprietary MetaVantageTM metabolomics platform elucidates the metabolic profile of a cell, tissue, or fluid, and integrates this information with data from other genomics analyses using its proprietary comprehensive informatics system. For more information, visit www.paradigmgenetics.com.

Note: Paradigm will host a conference call at 8:30 a.m. ET on Monday, August 12, 2002 to review financial results for the three months ended June
30, 2002. This call will be broadcast simultaneously via the Internet at www.paradigmgenetics.com and will be accessible through the investor relations section and homepage of Paradigm's web site through August 26. Contact Investor Relations at (919) 425-3000 for information on accessing a taped replay via telephone.

                             Financial Charts Follow



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                             PARADIGM GENETICS, INC.
                       CONDENSED STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                                Three Months Ended              Six Months Ended
                                                                     June 30,                       June 30,
                                                               ------------------             -------------------
                                                               2002           2001            2002           2001
                                                               ----           ----            ----           ----
Revenues:
Collaborative research agreements                           $ 5,252,054    $ 5,993,289    $ 11,121,640     $11,379,094
Grant revenues                                                        -         64,866               -         129,729
Total revenues                                                5,252,054      6,058,155      11,121,640      11,508,823

Operating expenses:
Research and development (includes $89,610 and
  $172,531 of stock based compensation expense for the
  three months ended June 30, 2002 and June 30, 2001,
  respectively, and includes $194,538 and $360,782 of
  stock based compensation expense for the six months
  ended June 30, 2002 and June 30, 2001, respectively;)       7,673,271      6,936,073      15,758,434      13,331,431

Selling, general and administrative (includes
  $62,261 and $125,541 of stock based compensation expense
  for the three months ended June 30, 2002 and June 30,
  2001, respectively, and includes $221,154 and $274,012
  of stock based compensation expense for the six months
  ended June 30, 2002 and June 30, 2001, respectively;)       2,506,111      3,552,718       5,451,413       6,772,323

Total operating expenses                                     10,179,382     10,488,791      21,209,847      20,103,754

Loss from operations                                         (4,927,328)    (4,430,636)    (10,088,207)     (8,594,931)

Interest income (expense):
Interest income                                                 274,468        452,621         695,987       1,084,472
Interest expense                                               (354,972)      (446,673)       (832,755)       (924,032)
Gain on sale of assets                                                -        126,671               -         126,671
Interest income (expense), net                                  (80,504)       132,619        (136,768)        287,111

Net loss                                                    $(5,007,832)   $(4,298,017)   $(10,224,975)    $(8,307,820)

Net loss per share - basic and diluted                           $(0.16)        $(0.16)         $(0.32)         $(0.32)

Weighted average common shares outstanding - basic and
 diluted                                                     31,942,101     26,315,406      31,940,102      26,207,062




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                             Paradigm Genetics, Inc.
                           2002 Second-Quarter Results
                          Condensed Balance Sheet Data


                                                                           June 30,
                                                                             2002                     December 31,
                                                                          (unaudited)                     2001
                                                                         ------------                 ------------
Assets:
Cash, cash equivalents, short-term investments                           $9,573,381                    $10,735,521
Other current assets                                                      9,926,007                      8,497,284
      Total Current Assets                                               19,499,388                     19,232,805
Long term investments                                                    18,429,505                     32,256,050
Property plant & equipment net                                           25,659,537                     27,854,068
Other noncurrent assets                                                   5,474,620                      5,744,086
Total Assets                                                            $69,063,050                    $85,087,009
Liabilities and Stockholders' Equity (Deficit):
Current liabilities                                                      19,906,183                     24,164,651
Long-term obligations                                                     5,507,785                      7,678,395
Stockholders' equity                                                     43,649,082                     53,243,963
Total Liabilities and Stockholders' Equity (Deficit)                    $69,063,050                    $85,087,009


This press release contains forward-looking statements, including statements regarding Paradigm's ability to develop novel technologies to speed the discovery of products for agriculture and human health; the prospects of Paradigm and its partners to market their technologies and develop products; Paradigm's ability to meet or exceed the expectations of its partners and customers; as well as Paradigm's prospects for growth and innovation. Such forward-looking statements are based on management's current expectations and are subject to a number of risks, factors and uncertainties that may cause actual results, events and performance to differ materially from those referred to in the forward-looking statements. These risks, factors and uncertainties include, but are not limited to, Paradigm's early stage of development, history of net losses, technological and product development uncertainties, reliance on research collaborations, uncertainty of additional funding and ability to protect its patents and proprietary rights. Certain of these and other risks are identified in Paradigm's annual report on Form 10-K for the year ended December 31, 2001 and in its quarterly report on Form 10-Q for the quarter ended March 31, 2002, each filed with the Securities and Exchange Commission. The Company does not intend to update any of the forward-looking statements after the date of this release to conform these statements to actual results or to changes in our expectations, except as may be required by law.

                 GeneFunction Factory(TM)and MetaVantage(TM)are
                   U.S. trademarks of Paradigm Genetics, Inc.

                                    -- end --



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